The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement       SUBJECT TO COMPLETION       January 7, 2009

Pricing Supplement dated January _, 2009
(To the Prospectus dated January 5,2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated December 10, 2008)

================================================================================

[RBC LOGO]                                                  $
                                                  Royal Bank of Canada
                                       Senior Global Medium-Term Notes, Series C
                                           Buffered Reverse Convertible Notes

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated December 10, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to seven (7) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". The Notes have a duration of three months ("Three Month Notes"). If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 January 14, 2009

Issuance Date:                January 20, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

Coupon Payment Date (s):      The coupon will be paid on the 20th day of each
                              month during the term of the note except for the final coupon, which will be paid on the Maturity
                              Date.

Valuation Date:               April 15, 2009

Maturity Date:                April 20, 2009

Automatic Call Provision:     Not Applicable

Buffer Price:                 The Buffer Level times the Initial Reference Stock
                              Price.

Buffer Level:                 For each Reference Stock, expressed as a
                              percentage of the Initial Reference Stock Price as specified below.

Buffer Amount:                An amount equal to one minus the Buffer Level

Monitoring Method:            Close of Trading Day

Monitoring Period:            Valuation Date

Reference Stock:

  No.   Principal  Reference Stock                     Ticker      Coupon  Strike   Barrier   Term      CUSIP
  ---   ---------  ---------------                     ------      ------  ------   -------   ----      -----
         Amount                                                     Rate    Price   Price
         ------                                                     ----    -----   -----
 1110      $       American Express Company             AXP        10.75%   $[ ]    80.00%  3 month   78008GXN7

 1111      $       Bank of America Corporation          BAC        12.50%   $[ ]    80.00%  3 month   78008GXP2

 1112      $       Citigroup Inc.                       C          16.00%   $[ ]    80.00%  3 month   78008GXQ0

 1113      $       CBS Corporation                      CBS        10.15%   $[ ]    80.00%  3 month   78008GXR8

 1114      $       Freeport-McMoRan Copper & Gold, Inc. FCX        10.05%   $[ ]    80.00%  3 month   78008GXS6

 1115      $       Nucor Corporation                    NUE        10.00%   $[ ]    80.00%  3 month   78008GXT4

 1116      $       Wells Fargo & Company                WFC        10.00%   $[ ]    80.00%  3 month   78008GXU1

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  Payment at maturity will be based on the
to maturity):                 performance of the Reference Stock specified
                              above. For each $1,000 principal amount of the notes, you will receive $1,000 plus any accrued and unpaid interest at maturity unless the Final
                              Share Price is less than the Buffer Price.

                              If the Final Share Price is less than the Buffer Price then, at maturity you will receive, instead of the principal amount of the notes, the number of shares of the Reference Stock equal to the Physical Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount, or, at our election, the Cash Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount. You will also receive at maturity any accrued and unpaid interest. If we deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              The market value of the Physical Delivery Amount or the Cash Delivery Amount, plus an amount in cash equal to the principal amount times the Buffer Amount will be less than the principal amount of the notes. Of your principal amount, you could lose up to an amount equal to the principal amount multiplied by the Buffer Level.

                              The Notes do not guarantee any return of your
                              principal amount at maturity. Instead, the return
                              at maturity is based on the Final Share Price.
Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Cash Delivery Amount:         For each $1,000 principal amount, the amount in
                              cash equal to the cash value of the Reference
                              Stock equal to the Physical Delivery Amount. The
                              Cash Delivery Amount shall equal the product of the Physical Delivery Amount, as calculated above, multiplied by the Final Reference Stock Price.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              December 10, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated December 10, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------



                                         RBC Capital Markets Corporation
                                                 January _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated December 10, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated December 10, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated December 10, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different

Assumptions:
o Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
o No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.
Initial Price: $100
Buffer Level: 80%
Buffer Price: $80.00
Buffer Amount: 20%
Physical Delivery Amount as calculated by the following formula: 10 x ($1,000 / Initial Share Price) Cash payment: $200 ($1,000 x (100% - Buffer Level))



--------------------------------------------------------------------------------


    Hypothetical           Hypothetical
     Change in              Payment at                   Hypothetical
  Share Price (as            Maturity                Payment at Maturity
   a % of Initial           (as a % of        ----------------------------------
    Share Price)            Principal)         # of Shares      Cash Payment
--------------------------------------------------------------------------------
        100%                   100%               None            $1,000

         80%                   100%               None            $1,000

         60%                   100%               None            $1,000

         40%                   100%               None            $1,000

         20%                   100%               None            $1,000

          0%                   100%               None            $1,000

         -5%                   100%               None            $1,000

        -10%                   100%               None            $1,000

        -15%                   100%               None            $1,000

        -20%                   100%               None            $1,000
--------------------------------------------------------------------------------
        -25%                    -5%                10               $200

        -30%                   -10%                10               $200

        -35%                   -15%                10               $200

        -40%                   -20%                10               $200

        -45%                   -25%                10               $200

        -50%                   -30%                10               $200

       -100%                   -80%                10               $200
--------------------------------------------------------------------------------


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated December 10, 2008.

Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GXN7 (AXP): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXP2 (BAC): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXQ0 (C): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXR8 (CBS): [ ]% of each stated interest payment (10.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXS6 (FCX): [ ]% of each stated interest payment (10.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXT4 (NUE): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXU1 (WFC): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated December 10, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated December 10, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated December 10, 2008, you should consider the following:

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated December 10, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated December 10, 2008.

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the

     Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Limited Protection Against Loss --You will receive the full principal amount of your investment at maturity only if the Final Reference Stock Price does not close below the Buffer Price. Your investment will be fully exposed to any decline in the value of the Reference Stock beyond the Buffer Level. You may lose an amount equal to your principal amount multiplied by the Buffer Level if the Final Reference Stock Price of the Reference Stock declines below the Buffer Price.

o Return Limited to Coupon--Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Reference Stock.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o American Express Company (American Express) is a global payments and travel company. The Company's principal products and services are charge and credit payment card products, and travel-related services offered to consumers and businesses around the world. During the year ended December 31, 2007, the Company realigned its reportable operating segments into two: the Global Consumer Group and the Global Business-to-Business Group. Accordingly, U.S. Card Services and International Card Services were aligned within the Global Consumer Group, and Global Commercial Services (GCS) and Global Network & Merchant Services (GNMS) were aligned within the Global Business-to-Business Group. In February 2008, the Company announced that it has completed the sale of its international banking subsidiary, American Express Bank Ltd. (AEB), to Standard Chartered PLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation is a bank holding company. Through its banking subsidiaries (the Banks) and various non-banking subsidiaries throughout the United States and in selected international markets, Bank of America provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. It operates in 32 states, the District of Columbia and 30 foreign countries. In the United States, it serves 59 million consumer and small business relationships with 6,100 retail banking offices, 18,500 automated teller machines and 24 million active online users. It offers services in 13 states. In October 2007, it acquired ABN AMRO North America Holding Company. In July 2008, it acquired Countrywide Financial Corp. In January 2009, Bank of America Corporation announced the purchase of Merrill Lynch & Co., Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. Citigroup is a bank holding company. As of March 31, 2008, Citigroup was organized into four major segments: Consumer Banking, Global Cards, Institutional Clients Group and Global Wealth Management. In May 2008, the Company has reorganized its equity and debt business in Japan. Nikko Citigroup Ltd, the Company's Japan investment banking unit, merged its equity and debt underwriting teams into one. In December 2008, Sacyr Vallehermoso S.A. sold its Itinere Infraestructuras, S.A., highway business, to Citigroup. In December 2008, Citigroup sold Citibank Privatkunden AG & Co. KGaA, its German retail banking operation, and certain of its affiliates, to Credit Mutuel-CIC, a French banking group. In December 2008, the Company sold Citigroup Global Services Limited to Tata Consultancy Services Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o CBS Corporation (CBS Corp.) is a mass media company with operations in Television, Radio, Outdoor and Publishing segments. The Television segment consists of CBS Television, which includes CBS Television Network, CBS Paramount Network Television and CBS Television Distribution, Showtime Networks and CSTV College Sports Television. The Radio segment owns and operates 140 radio stations in 30 United States markets through CBS Radio. The Outdoor segment displays advertising on media, including billboards, transit shelters, buses, rail systems (in-car, station platforms and terminals), mall kiosks and stadium signage through CBS Outdoor, and in retail stores through CBS Outernet. The Publishing segment consists of Simon & Schuster, which publishes and distributes consumer books under imprints, such as Simon & Schuster, Pocket Books, Scribner and Free Press. In June 2008, the Company completed the acquisition of CNET Networks, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09553

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It has three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. Effective December 31, 2008, Wells Fargo & Co. announced that it has completed its merger with Wachovia Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006, 2007 and 2008 as well as for the period from January 1, 2009 through January 6, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                            American Express Co (AXP)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              50.7965                   43.7762                   44.9666
   04/01/2005         06/30/2005              48.7569                   43.3385                   46.5948
   07/01/2005         09/30/2005              52.0832                   45.7807                   50.28
   10/01/2005         12/30/2005              53.06                     46.59                     51.46

   01/01/2006         03/31/2006              55                        51.05                     52.55
   04/01/2006         06/30/2006              54.91                     50.92                     53.22
   07/01/2006         09/29/2006              56.19                     49.73                     56.08
   09/30/2006         12/29/2006              62.5                      55                        60.67

   01/01/2007         03/30/2007              61.9                      53.91                     56.4
   03/31/2007         06/29/2007              65.24                     55.34                     61.18
   06/30/2007         09/28/2007              65.89                     55.5                      59.37
   09/29/2007         12/31/2007              63.63                     50.37                     52.02

   01/01/2008         03/31/2008              52.32                     39.5                      43.72
   04/01/2008         06/30/2008              52.63                     37.61                     37.67
   07/01/2008         09/30/2008              42.5                      31.68                     35.43
   10/01/2008         12/31/2008              35.8                      16.55                     18.55

   01/01/2009         01/06/2009              21.38                     18.4                      21.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              47.2                      43.4                      44.1
   04/01/2005         06/30/2005              47.44                     43.47                     45.61
   07/01/2005         09/30/2005              46.05                     41.13                     42.1
   10/01/2005         12/30/2005              47.25                     41.38                     46.15

   01/01/2006         03/31/2006              47.24                     42.75                     45.54
   04/01/2006         06/30/2006              50.5                      45.26                     48.1
   07/01/2006         09/29/2006              54                        47.59                     53.57
   09/30/2006         12/29/2006              55.08                     51.32                     53.39

   01/01/2007         03/30/2007              54.21                     48.36                     51.02
   03/31/2007         06/29/2007              52.2                      48.55                     48.89
   06/30/2007         09/28/2007              52.78                     46.52                     50.27
   09/29/2007         12/31/2007              52.96                     40.61                     41.26

   01/01/2008         03/31/2008              45.08                     33.12                     37.91
   04/01/2008         06/30/2008              41.8641                   22.44                     23.87
   07/01/2008         09/30/2008              39.5                      18.44                     35
   10/01/2008         12/31/2008              38.5                      10.01                     14.08

   01/01/2009         01/06/2009              14.81                     13.71                     14.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              49.99                     44.05                     44.94
   04/01/2005         06/30/2005              48.14                     43.8                      46.23
   07/01/2005         09/30/2005              46.81                     42.91                     45.52
   10/01/2005         12/30/2005              49.76                     44                        48.53

   01/01/2006         03/31/2006              49.58                     44.81                     47.23
   04/01/2006         06/30/2006              50.72                     47.15                     48.25
   07/01/2006         09/29/2006              50.35                     46.22                     49.67
   09/30/2006         12/29/2006              57                        48.83                     55.7

   01/01/2007         03/30/2007              56.28                     48.05                     51.34
   03/31/2007         06/29/2007              55.55                     50.41                     51.29
   06/30/2007         09/28/2007              52.97                     44.66                     46.67
   09/29/2007         12/31/2007              48.95                     28.8                      29.44

   01/01/2008         03/31/2008              29.89                     17.99                     21.42
   04/01/2008         06/30/2008              27.35                     16.58                     16.76
   07/01/2008         09/30/2008              22.53                     12.85                     20.51
   10/01/2008         12/31/2008              23.5                       3.05                      6.71

   01/01/2009         01/06/2009               7.585                     6.75                      7.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 CBS Corp (CBS)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              28.7641                   24.8836                   25.6951
   04/01/2005         06/30/2005              26.7427                   23.5705                   23.6221
   07/01/2005         09/30/2005              26.2927                   23.4598                   24.3525
   10/01/2005         12/30/2005              25.9681                   22.0803                   24.05

   01/01/2006         03/31/2006              27.45                     23.85                     23.98
   04/01/2006         06/30/2006              27.24                     24.05                     27.05
   07/01/2006         09/29/2006              29.78                     25.53                     28.17
   09/30/2006         12/29/2006              32.04                     27.33                     31.18

   01/01/2007         03/30/2007              32.27                     28.45                     30.59
   03/31/2007         06/29/2007              34.02                     30.46                     33.32
   06/30/2007         09/28/2007              35.75                     28.76                     31.5
   09/29/2007         12/31/2007              32.2                      25.57                     27.25

   01/01/2008         03/31/2008              27.18                     21                        22.08
   04/01/2008         06/30/2008              25                        19.1                      19.49
   07/01/2008         09/30/2008              19.4                      14.02                     14.58
   10/01/2008         12/31/2008              14.61                      4.36                      8.19

   01/01/2009         01/06/2009               9.19                      8.15                      8.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              39.8195                   31.8556                   36.3727
   04/01/2005         06/30/2005              37.0155                   28.9439                   34.38
   07/01/2005         09/30/2005              45.9548                   34.0862                   45.1282
   10/01/2005         12/30/2005              52.3354                   40.3173                   50.4288

   01/01/2006         03/31/2006              60.927                    44.158                    56.5894
   04/01/2006         06/30/2006              68.358                    41.4617                   53.3038
   07/01/2006         09/29/2006              59.9222                   45.7714                   51.9578
   09/30/2006         12/29/2006              62.1425                   46.4362                   55.73

   01/01/2007         03/30/2007              67.19                     48.85                     66.19
   03/31/2007         06/29/2007              85.5                      65.62                     82.82
   06/30/2007         09/28/2007             110.6                      67.07                    104.89
   09/29/2007         12/31/2007             120.2                      85.71                    102.44

   01/01/2008         03/31/2008             107.37                     68.96                     96.22
   04/01/2008         06/30/2008             127.24                     93                       117.19
   07/01/2008         09/30/2008             117.11                     51.21                     56.85
   10/01/2008         12/31/2008              56.75                     15.7                      24.44

   01/01/2009         01/06/2009              31.44                     24.8                      30.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              29.8132                   21.4056                   26.2962
   04/01/2005         06/30/2005              27.1139                   20.9218                   20.9539
   07/01/2005         09/30/2005              28.2019                   21.009                    27.2116
   10/01/2005         12/30/2005              32.3873                   23.9087                   31.0079

   01/01/2006         03/31/2006              51.2772                   31.2635                   48.9367
   04/01/2006         06/30/2006              56.3199                   41.843                    51.1612
   07/01/2006         09/29/2006              52.755                    42.5511                   47.1488
   09/30/2006         12/29/2006              64.3544                   45.2529                   52.5473

   01/01/2007         03/30/2007              64.7589                   51.1437                   63.0927
   03/31/2007         06/29/2007              67.7426                   54.7868                   57.3078
   06/30/2007         09/28/2007              63.2682                   40.6675                   58.6004
   09/29/2007         12/31/2007              64.02                     49.3773                   58.6484

   01/01/2008         03/31/2008              74.9396                   47.2594                   67.2708
   04/01/2008         06/30/2008              82.9812                   65.4336                   74.3454
   07/01/2008         09/30/2008              73.5688                   35.48                     39.5
   10/01/2008         12/31/2008              48.29                     25.25                     46.2

   01/01/2009         01/06/2009              49                        43.92                     45.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              31.375                    29.075                    29.9
   04/01/2005         06/30/2005              31.11                     28.885                    30.79
   07/01/2005         09/30/2005              31.435                    29                        29.285
   10/01/2005         12/30/2005              32.35                     28.81                     31.415

   01/01/2006         03/31/2006              32.755                    30.31                     31.935
   04/01/2006         06/30/2006              34.855                    31.9                      33.54
   07/01/2006         09/29/2006              36.89                     33.355                    36.18
   09/30/2006         12/29/2006              36.99                     34.9                      35.56

   01/01/2007         03/30/2007              36.64                     33.01                     34.43
   03/31/2007         06/29/2007              36.49                     33.93                     35.17
   06/30/2007         09/28/2007              37.99                     32.66                     35.62
   09/29/2007         12/31/2007              37.78                     29.29                     30.19

   01/01/2008         03/31/2008              34.56                     24.38                     29.1
   04/01/2008         06/30/2008              32.4                      23.46                     23.75
   07/01/2008         09/30/2008              44.675                    20.46                     37.53
   10/01/2008         12/31/2008              38.95                     19.89                     29.48

   01/01/2009         01/06/2009              30.47                     27.29                     27.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about January 20, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated December 10, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated December 10, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 January _, 2009